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DATED    15 March 2000
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                    COAL PENSION PROPERTIES LIMITED                        (1)

                                - and -

                            eTOYS UK LIMITED                               (2)




                                 LEASE

                                 - of -

                  UNIT A3 SOUTH MARSTON PARK SWINDON





                                Lovells
                         85 Holborn Viaduct
                           London EC1A 2DY

                              P1/AMC/MFS

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                                LEASE
                                                            [STAMP]

THIS LEASE is made 15 March

BETWEEN:

(1) COAL PENSION PROPERTIES LIMITED whose registered office is 33 Cavendish London W1A 2NF (Company Registration Number 465783) (the "Landlord" expression shall where the context so admits include its successors in title); and

(2) ETOYS UK LIMITED (Registered Number 03726048) whose registered office is at 50 Victoria Embankment Blackfriars London 5DX (the "Tenant").

THIS DEED WITNESSES:

1.    TERMS AND RENT

      In consideration of the rent and covenants hereinafter reserved and contained the Landlord HEREBY GRANTS AND DEMISES unto the Tenant ALL THAT piece or parcel of land situate at Unit A3 South Marston Park Swindon all which sold land is more particularly delineated on the plan annexed hereto and thereon edged with red (the "Plan") together with the buildings erected thereon or on part thereof (the "demised premises") TO HOLD the demised premises unto the Tenant from and including the date hereof for a term expiring on 5 September 2000 TOGETHER with the easements and rights specified in Schedule I Part A subject as therein mentioned EXCEPT AND RESERVED unto the Landlord and all those authorised by it the rights and easements specified in
      Schedule I Part B SUBJECT to the covenants and other matters contained or referred to in the documents specified in Schedule II YIELDING AND PAYING therefor unto the Landlord monthly during the said term FIRST the rent of L10.150 payable in advance by equal monthly instalments on the 15th of each month the first payment being due on 29 March 2000 for the period from 29 March 2000 to and inclusive of 14 April 2000 SECONDLY such sum as the Landlord may from time to time expend pursuant to its obligation to insure the demised premises in accordance with the provisions of clause 3.2. Such rent being payable following expenditure and within 10 working days of demand therefor by the Landlord THIRDLY to pay on demand a fair proportion of the service charge charged to the Landlord by the estate owner as defined by a Conveyance dated 31 March 1987 between (1) Vickers Properties Limited and (2) The Post Office such proportion to be determined by the Landlord's surveyor (acting properly and to be based upon a comparison of the total gross internal areas that the demised premises bear to the total gross internal area of all other lettable parts of the Landlord's estate (edged blue on the Plan) whether or not let)

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2.    TENANT'S COVENANTS

      The Tenant HEREBY COVENANTS with the Landlord as follows:

2.1   TO PAY RENT

      To pay the reserved rent in accordance with clause 1, whether or not formally demanded.

2.2   TO PAY OUTGOINGS

      To pay and discharge all existing and future rates, taxes and outgoings now or at any time during the said term payable in respect of the demised premises or any part thereof or by the owner or occupier.

2.3   VALUE ADDED TAX

      (a) In addition to all rents, insurance costs, fees, disbursements, expenses and other sums payable by the Tenant in accordance with the terms of this lease from time to time hereunder to pay also on demand any value added tax which may properly from time to time be applicable thereto (and the Landlord shall provide a VAT receipt after such payment and within 28 days of payment).

      (b) To indemnify and keep indemnified the Landlord against any value added tax paid or properly payable by the Landlord in respect of any costs, fees, disbursements, expenses or other sums which the Landlord is entitled to recover under the terms of this Lease.

2.4   TO COMPLY WITH STATUTE

      (a) To comply in all respects with the provisions of every statute now in force or which may hereafter be in force and any other obligations imposed by law relating to the demised premises or the user thereof and to execute all works and provide and maintain all arrangements upon or in respect of the demised premises or the user thereof which are directed or required (whether by the Landlord, tenant or occupier) by any statute now in force or which may hereafter be in force or by any competent authority and to indemnify and keep indemnified the Landlord against all costs, charges, fees and expenses of or incidental thereto.

      (b) Not to do or omit to be done in or near the demised premises any act or thing by reason of which the Landlord may incur or have imposed on it or become liable to pay any penalty, damages, compensation, costs, charges or expenses.

2.5   PLANNING ACTS

      Not to make any application for planning permission in respect of the demised premises.


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2.6   TO REPAIR

      From time to time and at all times during the said term well and substantially to repair, cleanse and decorate and to keep and maintain in such state of repair, cleanliness and decoration the demised premises and every part thereof and all additions and improvements thereto as evidenced by the schedule of condition annexed.

2.7   TO YIELD UP

      At the expiration or sooner determination of the said term quietly to yield up unto the Landlord the demised premises in such repair, cleanliness and decoration as is hereby provided together with all fixtures and additions thereto and to remove all the Tenant's fixtures and fittings from the demised premises.

2.8   TO PERMIT LANDLORD TO VIEW

      To permit the Landlord and all persons authorised by the Landlord at all reasonable times and upon at least 24 hours prior notice (save in emergency) to enter upon the demised premises to view the condition thereof and to give the Tenant notice in writing of any defects, decays or wants of reparation to the demised premises or other works or acts for which the Tenant shall be liable hereunder and which the Tenant shall remedy within 28 days of the date of receipt by the Tenant of such notice in writing.

2.9   USE

      Not to use the demised premises or any part thereof other than for the purpose of warehousing and packaging toys within Class 88 of the Town and Country (Use Classes) Order 1987.

2.10  ALTERATIONS

      (a) Not to alter, cut, maim, injure or disturb in any way the interior or exterior structure of the demised premises or any part thereof.

      (b) Not to carry out non-structural alterations without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and subject to the Tenant providing the Landlord with copies of all relevant drawings and specifications provided always that the Tenant shall be permitted to erect demountable partitioning without the need to obtain consent and shall remove the same at the expiry of the term and make good all damage caused to the Landlord's reasonable satisfaction.


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2.11  ALIENATION

      Not to assign, underlet, part with possession or share occupation of or charge by way of mortgage the whole or any part of the demised premises.


2.12  NOT TO INVALIDATE OR INCREASE COST OF INSURANCE

      (a) Not to do or permit or suffer any act or thing which may make void or voidable any policy of insurance on the demised premises.

      (b) Not to do or omit to do or permit or suffer to be done or omitted anything which may render any increased or extra premium payable for the insurance of the demised premises or any adjoining demised premises and to pay all sums paid by way of increased premiums and all expense properly incurred by the Landlord in connection with any renewal of any policy rendered necessary by a breach of this clause 2.13.

2.13  TO INDEMNIFY LANDLORD

      To indemnify and keep the Landlord indemnified from and against all actions, proceedings, costs, claims and demands by third parties in respect of any damage or liability caused by or arising from the state or condition of the demised premises or their use or occupation by the Tenant or the Tenant's servants agents or invitees.

2.14  MATTERS TO WHICH THE DEMISE IS SUBJECT

      To observe and perform the covenants and matters contained or referred to in the documents specified in Schedule II and not do or permit to be done anything which would be a breach of the tenant's covenants contained in a Lease dated 10 February 2000 between (1) The Post Office and (2) the Landlord (the "Headlease") and to indemnify the Landlord against all proceedings, costs, claims and expenses whatsoever arising from any breach or non-performance or non-observance thereof.

2.15  INTEREST

      If any sum payable to the Landlord under the terms hereof shall not be paid on or before the due date to pay interest thereon at the rate of three per centum per annum above the base rate for the time being of Lloyds TSB Bank PLC (or if the same shall cease to be published any comparable rate replacing the same) from and including the due date until and including the date of actual payment of the whole sum payable.

2.16  TO PAY LANDLORD'S COSTS

      To pay the Landlord's costs (properly incurred) incidental to the preparation and completion of the granting of any consent under this Lease.


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3.    LANDLORD'S COVENANTS

      The Landlord HEREBY COVENANTS with the Tenant;

3.1   QUIET ENJOYMENT

      That the Tenant performing and observing the several covenants on its part and the conditions herein contained shall peaceably hold and enjoy the demised premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

3.2   TO INSURE

      To effect and maintain at all times throughout the term in a well established insurance office an insurance of the demised premises against loss or damage by fire, explosion, storm or tempest (including lightning), flood, burst pipes, impact and (in peacetime) aircraft and any articles dropped therefrom, civil commotion, malicious damage and such other risks against which the Landlord may from time to time reasonably deem it necessary to insure in the full reinstatement value thereof subject to such exclusions, excesses and limitations as may be imposed by the insurers.

3.3   HEADLEASE

      To comply with the covenants on the part of the lessee in the Headlease.


4.    PROVISOS

      PROVISO FOR FORFEITURE

      Without prejudice to any other provisions contained in this Lease:

4.1 if the reserved rents are unpaid for 21 days after becoming payable (whether formally demanded or not); or

4.2 if the Tenant is in breach of any of the Tenant's obligations in this Lease; or

4.3   if the Tenant or any guarantor of the Tenant's obligations:

      (a) (being a company or if in partnership) enters into voluntary liquidation (other than for the purpose of reconstruction or amalgamation not involving a realisation of assets) or has a winding up order made against it by the Court or has a receiver appointed over all or any part of its assets or an administration order is made pursuant to the Insolvency Act 1986 or the Insolvent Partnerships Order 1984; or


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      (b)  (being one or more individuals whether or not in partnership together) any one of them petitions the court for his own bankruptcy or has a bankruptcy order made against him; or

      (c) becomes insolvent or enters into any composition with its or his creditors or enters into a voluntary arrangement (within the meaning of as 1 or 253 Insolvency Act 1986 or the Insolvent Partnerships Order 1994;

      then the Landlord may at any time re-enter the demised premises and immediately this Lease shall terminate absolutely but without prejudice to any rights of the Landlord in respect of any breach of any of the obligations on the Tenant's part in this Lease.

5.    NOTICES

      Any notice to be served hereunder shall be validly served and conclusively deemed to have been delivered if served in accordance with a 196 Law of Property Act 1925.

6.    VALUE ADDED TAX

      All sums payable by the Tenant hereunder which are from time to time subject to value added tax shall be considered to be tax exclusive sums and value added tax at the appropriate rate shall if properly payable be payable by the Tenant in addition thereto.

7.    OPTIONS TO DETERMINE

7.1 If any destruction or damage shall render the demised premises wholly or substantially unfit for use or occupation then either party may immediately determine this Lease by giving notice in writing to the other and immediately upon receipt of such notice this present demise and everything herein contained shall cease.

7.2 Any determination of this Lease under this clause shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant.

8.    OPERATION OF THIS DEED

8.1 This document shall be treated as having been executed and delivered as a deed only upon being dated.

8.2 No person other than the contracting parties may enforce any provision of this deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

9.    NO PRECEDING AGREEMENT FOR LEASE

      It is hereby certified that there is no Agreement for Lease to which this Lease gives effect.

IN WITNESS WHEREOF this deed has been duly executed and delivered the day and year first before written.


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                                    SCHEDULE I

                                     PART A

                          EASEMENTS AND RIGHTS GRANTED

The following rights are granted by the Landlord to the Tenant:

1. a right of way at all times for vehicular and pedestrian purposes over and along the road shown coloured blue on the Plan subject to any reasonable regulations imposed by the Landlord (including but without prejudice to the generality of the foregoing the introduction of one way systems which have first been agreed where necessary with the local highway authority);

2. the right to pass and repass to and from the demised premises at all times with or without vehicles through the common parts of the Landlord's Estate;

3. the right to connect into use repair and replace the service media forming part of the Landlord's Estate at the date of this deed which serve, but do not exclusively form part of the demised premises with all due diligence and speed and without causing a nuisance or disturbance to other tenants or occupiers in positions approved by the Landlord the Tenant forthwith making good any damage so caused to the Landlord's reasonable satisfaction;

4. the right to load and unload commercial vehicles only and to park up to four private motor cars within the area shown coloured brown on the Plan;

5. the right of support and protection from the adjoining building to the extent existing at the date of this deed;

6. the right to receive a supply of electricity through and by means of the mains supply in the Landlord's Estate and the right to install and maintain a check meter for such purpose.


                                     PART B

                       GENERAL EXCEPTIONS AND RESERVATIONS

The following rights are reserved from this Lease to the Landlord:

1. the right to build, or carry out works, on any adjoining or nearby property, but not in such a way as materially lessens the access or light or air to the demised premises or causes damage to the demised premises;

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2.    the right to build into any of the boundary walls, foundations or roots of the demised premises:

3. the right of support and protection from the Demised premises for any buildings standing on adjoining property at the date of this deed or constructed there during the perpetuity period:

4.    the right to:

      (a) inspect, connect into, repair, replace and use any service media on under or over the demised premises but which do not form part of the demised premises;

      (b) construct service media within the perpetuity period on, over or under unbuilt upon parts of the demised premises;

5.    the right to enter the demised premises:

      (a) to exercise any other right reserved and regranted to the Landlord by this Lease;

      (b) to view the state and condition of the demised premises, to measure and undertake surveys of the demised premises and to prepare schedules of condition or of dilapidations at the demised premises;

      (c) to determine whether the Tenant is complying with its obligations in this Lease;

      (d) in connection with any requirements of the Insurers of the demised premises;

      the Landlord exercising such right causing as little inconvenience to the Tenant as reasonably practicable and making good any damage caused to the demised premises as soon as reasonably practicable to the Tenant's reasonable satisfaction.

6. the rights reserved by this Lease are reserved to the Landlord and any mortgages, and may be exercised by anyone authorised by the Landlord.


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                                 SCHEDULE II

           DOCUMENTS CONTAINING MATTERS TO WHICH THE DEMISE IS SUBJECT

    Conveyance dated 31 March 1987 between (1) Vickers Properties Limited and
    (2) The Post Office.

    All entries in the register of Title Number WT184048 so far as they affect the demised premises.





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EXECUTED as a deed by the affixing      )
of the Common Seal of Coal Pension      )
Properties Limited in the presence of;  )

                                                           [SEAL]
/s/ [ILLEGIBLE]

Director


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Authorised Sealing Officer